Exhibit 5.1
SIDLEY AUSTIN LLP 2850 QUARRY LAKE DRIVE, SUITE 280 BALTIMORE, MD 21209 +1 410 559 2880 +1 202 736 8711 FAX

June 5, 2026

Opus Genetics, Inc.
8 Davis Drive, Suite 220
Durham, NC 27713

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof by Opus Genetics, Inc., a Delaware corporation formerly known as Ocuphire Pharma, Inc. (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of up to 2,678,570 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), consisting of (i) 1,116,070 shares of Common Stock (the “Issued Shares”) issued to the selling stockholders pursuant to that certain Stock Purchase and Conversion Agreement, dated as of April 2, 2026, (as amended, the “Stock Purchase Agreement”) between the Company and the purchasers named therein and (ii) 1,562,500 shares of Common Stock (the “Conversion Shares”) issuable upon the conversion of notes (the “Notes”) issued pursuant to that certain Note Purchase Agreement, dated as of April 2, 2026 (as amended, the “Note Purchase Agreement”) between the Company and the purchasers named therein.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Stock Purchase Agreement, the Note Purchase Agreement, the Company’s Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the issuance of the Issued Shares, the Notes and, upon conversion thereof, the Conversion Shares. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, including that the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act, we are of the opinion that the Issued Shares have been duly authorized and validly issued and are fully paid and non-assessable, and that the Conversion Shares have been duly authorized and reserved for issuance, and, when the Conversion Shares have been duly converted into shares of Common Stock in accordance with the terms of the Note Purchase Agreement and when the Company’s books reflect the issuance of such Conversion Shares to the holders of the Notes, the Conversion Shares will be validly issued, fully paid and non-assessable.

Opus Genetics, Inc.
June 5, 2026

For the purposes of this opinion letter, we have assumed that, at the time of the issuance and delivery of the Shares: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; (ii) the Certificate of Incorporation and the Company’s Amended and Restated Bylaws, as currently in effect, will not have been modified or amended and will be in full force and effect; and (iii) the Company will have sufficient authorized and unissued shares of Common Stock from which to issue the Conversion Shares.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP